Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 13, 2019, Repay Holdings Corporation (the “Company”), through its indirect majority owned subsidiary Repay Holdings, LLC (together with the Company, “REPAY”), the members of TriSource Solutions, LLC (“TriSource”) and certain other parties entered into a Securities Purchase Agreement dated effective as of August 13, 2019 (as amended or supplemented from time to time, the “Purchase Agreement”), pursuant to which REPAY acquired TriSource (the “Acquisition”). Under the terms of the Purchase Agreement, the aggregate consideration paid at closing by REPAY was approximately $60 million in cash. In addition to the closing consideration, the Purchase Agreement contains a performance based earnout based on future results of the acquired business, which could result in an additional payment to the former owners of TriSource of up to $5 million. The Acquisition was financed with a combination of cash on hand and committed borrowing capacity under the Company’s existing credit facility.

The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 combines the historical consolidated statement of operations of REPAY for the nine months ended September 30, 2019, which includes TriSource from the period post Acquisition, August 14, 2019 to September 30, 2019, and the year ended December 31, 2018, with the historical consolidated statement of operations of TriSource for the period from January 1, 2019 to August 13, 2019 and the year ended December 31, 2018, giving effect to the Acquisition as described on a pro forma basis as if it had been completed on January 1, 2018. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes and the following historical financial statements and accompanying notes of REPAY and TriSource, which are reported on a Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2019, and a Current Report on Form 8-K filed with the SEC on August 14, 2019, which was amended by a Form 8-K/A filed with the SEC on September 20, 2019.

On July 11, 2019, Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”) domesticated into a Delaware corporation (the “Domestication”) and consummated the merger (the “Merger”) of a wholly-owned subsidiary of Thunder Bridge with and into Hawk Parent Holdings LLC (together with its subsidiaries “Hawk Parent”), pursuant to a Second Amended and Restated Agreement and Plan of Merger dated effective as of January 21, 2019 (as amended or supplemented from time to time, the “Merger Agreement”) among Thunder Bridge, Hawk Parent and certain other parties thereto (the Domestication, the Merger and other transactions contemplated by the Merger Agreement, collectively, the “Business Combination”), following the approval at the extraordinary general meeting of the shareholders of Thunder Bridge held on July 10, 2019.

As a result of the Business Combination, for accounting purposes, the Company is the acquirer and Hawk Parent is the acquired party and accounting predecessor. The financial statement presentation includes the financial statements of Hawk Parent as “Predecessor” for periods prior to the completion of the Business Combination and of Repay Holdings Corporation, including the consolidation of Hawk Parent, for periods from and after the Closing (referred to as the “Successor”).

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are related and/or directly attributable to the Acquisition, are factually supportable and are expected to have a continuing impact on the Company’s operating results. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Company upon completion of the Acquisition. The pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements and described in the notes thereto reflect, among other things, the completion of the Acquisition.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under the provisions of ASC 805 on the basis of REPAY as the accounting acquirer. Accordingly, the purchase price is allocated to the underlying assets acquired and liabilities assumed based on their estimated fair values as of the closing of the Acquisition, with any excess purchase price allocated to goodwill. REPAY has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimates of REPAY based on the information currently available and are subject to change once additional analyses are completed.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the Acquisition occurred on the dates indicated or the future results that the Company will experience. The unaudited pro forma condensed combined financial information is not necessarily indicative of results as of or for periods after September 30, 2019.

In addition, the pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

(UNAUDITED)

	Repay Holdings Corporation	Hawk Parent Holdings LLC	TriSource Historical		Adjustments		Combined Pro Forma
	From July 11, 2019 to September 30, 2019	From January 1, 2019 to July 10, 2019	From January 1, 2019 to August 13, 2019
	(Successor)	(Predecessor)
Revenue
Processing and service fees	$24,609,417	$49,401,082	$19,658,618	(1)	$(3,257,262)	(4a)	$90,411,855
Interchange and network fees	12,546,350	29,988,744	—		—		42,535,094

Total Revenue	37,155,767	79,389,826	19,658,618		(3,257,262)		132,946,950
Expenses
Interchange and network fees	12,546,350	29,988,744	—		—		42,535,094
Cost of services	7,050,567	12,574,244	11,913,099	(2)	(3,257,262)	(4a)	28,280,648
Selling, general and administrative	21,002,624	51,201,322	12,220,204	(3)	(9,892,917)	(4b)	74,531,233
Depreciation and amortization	10,702,840	6,222,917	73,457	(3)	2,545,926	(4c)	19,545,140
Change in fair value of contingent consideration	—	—	—		—		—

Total operating expenses	51,302,381	99,987,227	24,206,761		(10,604,253)		164,892,116

(Loss) income from operations	(14,146,614)	(20,597,401)	(4,548,143)		5,994,713		(31,945,166)
Other Income (Expenses)
Interest expense	(2,685,998)	(3,145,167)	(38,802)		(1,452,964)	(4d)	(7,322,930)
Interest income	—	—	12,578		—		12,578
Change in fair value of tax receivables	(450,922)	—	—		—		(450,922)
Other income (expense)	(1,315,932)	38	1,390		—		(1,314,504)

Total other income (expenses)	(4,452,852)	(3,145,129)	(24,834)		(1,452,964)		(9,075,779)

Income (loss) before income tax expense	(18,599,466)	(23,742,530)	(4,572,977)		5,894,027		(41,020,945)
Income tax benefit	2,719,402	—	—		—		2,719,402

Net loss	$(15,880,064)	$(23,742,530)	$(4,572,977)		$5,894,027		$(38,301,543)

Less: Net income (loss) attributable to noncontrolling interests	(7,399,303)	(23,742,530)	(4,572,977)		5,894,027		(29,820,782)

Net income (loss) attributable to the Company	$(8,480,761)	$—	$—		$—		$(8,480,761)

Weighted average shares outstanding—basic and diluted	34,326,127						34,326,127

Loss per Class A share—basic and diluted	$(0.25)						$(0.25)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(UNAUDITED)

	Hawk Parent Holdings LLC Historical	TriSource Historical		Adjustments		Combined Pro Forma
	(Predecessor)
Revenue
Processing and service fees	$82,186,411	$27,751,591	(1)	$(3,921,925)	(4a)	$106,016,077
Interchange and network fees	47,826,529	—		—		47,826,529

Total Revenue	130,012,940	27,751,591		(3,921,925)		153,842,606
Expenses
Interchange and network fees	47,826,529	—		—		47,826,529
Cost of services	27,159,763	17,233,937	(2)	(3,921,925)	(4a)	40,471,775
Selling, general and administrative	29,097,302	6,354,909	(3)	—		35,452,211
Depreciation and amortization	10,421,000	124,283	(3)	4,091,667	(4b)	14,636,950
Change in fair value of contingent consideration	(1,103,012)	—		—		(1,103,012)

Total operating expenses	113,401,582	23,713,129		169,742		137,284,453

(Loss) income from operations	16,611,358	4,038,462		(4,091,667)		16,558,153
Other Income (Expenses)
Interest expense	(6,072,837)	(40,561)		(2,244,638)	(4c)	(8,358,036)
Interest income	—	—		—		—
Other income (expense)	(1,078)	142,053		—		140,975

Total other income (expenses)	(6,073,915)	101,492		(2,244,638)		(8,217,061)

Net Income	$10,537,443	$4,139,954		$(6,336,305)		$8,341,092

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Acquisition and basis of presentation

Description of the Acquisition

On August 13, 2019, Repay Holdings Corporation, through its indirect majority owned subsidiary Repay Holdings, LLC, the members of TriSource Solutions, LLC and certain other parties entered into a Securities Purchase Agreement dated effective as of August 13, 2019, pursuant to which REPAY acquired TriSource. Under the terms of the Purchase Agreement, the aggregate consideration paid at closing by REPAY was approximately $60 million in cash. In addition to the closing consideration, the Purchase Agreement contains a performance based earnout based on future results of the acquired business, which could result in an additional payment to the former owners of TriSource of up to $5 million. The Acquisition was financed with a combination of cash on hand and committed borrowing capacity under the Company’s existing credit facility. The Purchase Agreement contains customary representations, warranties and covenants by REPAY and the former owners of TriSource, as well as a customary post-closing adjustment provision relating to working capital and similar items.

TriSource, founded in 2007, provides back-end transaction processing services to independent sales organizations (“ISO’s”) and operates as a direct ISO on behalf of its owned portfolios and external sales agents. Since 2012, REPAY has used TriSource as one of its primary third-party processors for back-end settlement solutions when REPAY facilitates a transaction as a merchant acquirer. REPAY’s processing agreement with TriSource was entered into in 2012 and was most recently amended as of September 30, 2018. Payments processed through TriSource represented $6.0 billion in payment volume during the year ended December 31, 2018.

Basis of Presentation

TriSource constitutes a business, with inputs, processes, and outputs. Accordingly, the Acquisition constitutes the acquisition of a business for purposes of ASC 805, and due to the changes in control from the Acquisition is accounted for using the acquisition method.

Under the acquisition method, the acquisition date fair value of the gross consideration paid by REPAY to close the acquisition was allocated to the assets acquired and the liabilities assumed based on their estimated fair values. Management has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the acquisition are based on certain currently available information and certain assumptions and methodologies that REPAY believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments may be revised as additional information becomes available and alternative valuation methodologies are evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. REPAY believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Acquisition contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of REPAY and TriSource.

2. Accounting Policies

The Company will perform a comprehensive review of TriSource’s accounting policies. As a result of the review, management may identify differences between the accounting methodologies of REPAY and TriSource, which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did identify that the revenue recognition policy could have a material impact on the unaudited pro forma condensed combined financial information. An evaluation of TriSource’s revenue recognition policy under ASC 605 could result in material but offsetting adjustments to both interchange and network fee revenue and expense. As such, the unaudited pro forma condensed combined financial information does not include any adjustments for accounting policy differences.

3. Reclassifications of TriSource’s Financial Statements

Certain historical financial information of TriSource has been reclassified to conform to the presentation used by REPAY. These reclassifications include:

(1)

The reclassification of $19,658,618 and $27,751,591 from processing and annuals fees to processing and service fees for the period from January 1, 2019 to August 13, 2019 and the year ended December 31, 2018, respectively.

(2)	The reclassification of $11,913,099 and $17,233,937 from direct expenses to cost of services for the period from January 1, 2019 to August 13, 2019 and the year ended December 31, 2018, respectively.

(3)

The reclassification of $73,457 and $124,283 from selling, general and administrative expense to depreciation and amortization expense for the period from January 1, 2019 to August 13, 2019 and the year ended December 31, 2018, respectively.

4. Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Acquisition and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Acquisition, factually supportable, and with respect to the statements of operations, expected to have a continuing impact on the results of the Company.

(a)	Represents the elimination of intercompany transactions between TriSource and REPAY.

(b)	Represents the adjustment to remove the non-recurring transaction-related costs incurred by TriSource in relation to the Acquisition.

(c)	Represents incremental amortization expense related to the new fair value of intangibles of the Company at the closing of the Acquisition.

For the period from January 1, 2019 to August 13, 2019	Non-Competition Agreements	Developed Technology	Customer & Agent Relationships
Fair value at the closing of the Acquisition	$250,000	$3,950,000	$26,500,000
Useful life (years)	2	3	10

Amortization expense through August 13, 2019	77,778	819,259	1,648,889
TriSource historical amortization expense	—	—	—

Pro forma adjustment	$77,778	$819,259	$1,648,889

For the year ended December 31, 2018	Non-Competition Agreements	Developed Technology	Customer & Agent Relationships
Fair value at the closing of the Acquisition	$250,000	$3,950,000	$26,500,000
Useful life (years)	2	3	10

Amortization expense through December 31, 2018	125,000	1,316,667	2,650,000
REPAY historical amortization expense	—	—	—

Pro forma adjustment	$125,000	$1,316,667	$2,650,000

(d)	Represents estimated interest expense related to the incremental debt issued by the Company at the closing of the Acquisition as follows:

For the period from January 1, 2019 to August 13, 2019
Incremental debt	$39,000,000
Interest rate(1)	5.90%

Interest on debt	1,432,361
Amortization of incremental deferred financing fees	20,603

Pro forma adjustment	$1,452,964

For the year ended December 31, 2018
Incremental debt	$40,000,000
Interest rate(1)	5.53%

Interest on debt	2,211,526
Amortization of incremental deferred financing fees	33,112

Pro forma adjustment	$2,244,638

(1)	The interest rate is calculated as the average 1-month LIBOR for the period from January 1, 2019 to August 13, 2019 and the year ended December 31, 2018, plus a spread of 3.50%.